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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C., 20549


                                    FORM 8-K


                                  CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


                                JANUARY 2, 1997
                Date of Report (Date of earliest event reported)


                       NASTECH PHARMACEUTICAL COMPANY INC.
               (Exact Name of Registrant as Specified in Charter)
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
DELAWARE                                 0-13789                      11-2658569
(State or other jurisdiction of        (Commission File No.)        (I.R.S. Employer Identification No.)
incorporation or organization)
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                     45 DAVIDS DRIVE, HAUPPAUGE, NEW YORK, 11788
                     (Address of Principal Executive Offices)

                                 (516) 273-0101
              (Registrant's telephone number, including area code)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On January 2, 1997, the appointment of Robbins, Greene, Horowitz, Lester & Co., LLP as independent auditors for the Registrant was terminated by the Registrant and KPMG Peat Marwick LLP was engaged as independent auditors. The decision to change independent auditors was approved by the Audit Committee and Board of Directors of the Registrant. During the fiscal years ended June 30, 1995 and 1996, and the subsequent interim period through January 2, 1997, there were no disagreements between the Registrant and Robbins, Greene, Horowitz, Lester & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Robbins, Greene, Horowitz, Lester & Co., LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report.

        The audit reports of Robbins, Greene, Horowitz, Lester & Co., LLP on the Registrant's financial statements as of and for the years ended June 30, 1995 and 1996, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

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                                        NASTECH PHARMACEUTICAL COMPANY INC.
                                        -----------------------------------
                                                   (Registrant)


                                        By: /s/ Dr. Vincent D. Romeo
                                            -------------------------------
                                            DR. VINCENT D. ROMEO, President
                                            and Chief Executive Officer


  DATED: January 3, 1997




                                 EXHIBIT INDEX


  16.0 Letter on change of certifying accountant pursuant to Item 304(a)(3) of Regulation SB